Exhibit 99.2 SUPPLEMENTAL FINANCIAL & OPERATING DATA F O U R T H Q U A R T E R ENDE D DECEMBER 31 , 2019

Disclaimers Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward‐looking statements. Forward‐looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans", "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward‐looking statements are based on reasonable assumptions, its results, performance and achievements could differ materially from those expressed in or by the forward‐looking statements and may be affected by a variety of risks and other factors including, among others: risks that the pending purchase of three Harrah’s-branded casinos (the “MTA Properties”) pursuant to the transactions described in the Master Transaction Agreement entered into by the Company and Eldorado Resorts, Inc. (“Eldorado”) (the “Eldorado Transaction”) may not be consummated on the terms or timeframe described herein, or at all; the ability of the parties to satisfy the conditions set forth in the definitive transaction documents for the pending acquisitions, including the ability to receive, or delays in obtaining, the regulatory and other approvals and/or consents required to consummate the transactions; the terms on which the Company finances the pending transactions, including the source of funds used to finance such transactions; disruptions to the real property and operations of the MTA Properties during the pendency of the closings; risks that the Company may not achieve the benefits contemplated by our pending and recently completed acquisitions of real estate assets (including any expected accretion or the amount of any future rent payments); risks that not all potential risks and liabilities have been identified in the due diligence for our pending and recently completed transactions; the Company's dependence on affiliates of Caesars Entertainment Corporation (“Caesars”), Penn National Gaming, Inc. (“Penn”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Century Casinos, Inc. (“Century”) and JACK Ohio LLC (“JACK Entertainment”) (and, following the completion of our pending transactions, Combined Eldorado/Caesars, Penn, Hard Rock, Century and JACK Entertainment respectively) as tenants of all of its properties and Caesars, Penn, Hard Rock, Century and JACK Entertainment (and, following the completion of our pending transactions, Combined Eldorado/Caesars, Penn, Hard Rock, Century and JACK Entertainment) or their affiliates as guarantors of the relevant lease payments, and the consequences of any material adverse effect on their respective businesses could have on the Company; the Company's dependence on the gaming industry; the Company's ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that the Company distribute 100% of its REIT taxable income in order to avoid current entity level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company's tenants to obtain and maintain regulatory approvals in connection with the operation of the Company's properties; the possibility that the Company’s tenants may choose not to renew their lease agreements with the Company following the initial or subsequent terms of the leases; restrictions on the Company's ability to sell its properties subject to the lease agreements; the Company's indebtedness and ability to service and refinance such indebtedness; the Company's historical and pro forma financial information may not be reliable indicators of its future results of operations and financial condition; limits on the Company's operational and financial flexibility imposed by its debt agreements; and the possibility the Company's separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax‐free spin‐off, which could subject the Company to significant tax liabilities. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2019, Quarterly Reports on Form 10‐Q and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC (“CEOC”), the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars, Eldorado, Penn, Hard Rock, Century and JACK Entertainment included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of December 31, 2019 unless otherwise indicated. VICI Q4 2019 Supplemental Financial & Operating Data 2

Corporate Overview

VICI

About VICI Properties (NYSE: VICI)

VICI Properties Inc. ("VICI Properties" or the "Company") is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties' national, geographically diverse portfolio consists of 28 gaming facilities comprising over 40 million square feet and features approximately 15,600 hotel rooms and more than 180 restaurants, bars and nightclubs. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment Corporation, Century Casinos Inc., Hard Rock International, JACK Entertainment and Penn National Gaming. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

Transfer Agent
Computershare
2335 Alaska Avenue
El Segundo, CA 90245
(800) 962-4284
www.computershare.com

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Unsecured Credit Ratings

Firm	Rating
Moody's	Ba3
Standard & Poor's	BB
Fitch	BB

Board of Directors

Board of Directors	Titles	Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Chair of the Audit Committee	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director	✓
Craig Macnab	Director, Chair of the Compensation Committee	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director, Chair of the Nominating & Governance Committee	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
Barclays	Felicia Hendrix	(212) 526-5562	Felicia.Hendrix@barclays.com
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.Kelley@baml.com
Citi	Smedes Rose	(212) 816-6243	Smedes.Rose@citi.com
Credit Suisse	Ben Combes	(212) 538-2383	Ben.Combes@credit-Suisse.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.Santarelli@db.com
Evercore ISI	Rich Hightower	(212) 752-0886	Rich.Hightower@evercoreisi.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.Grambling@gs.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassoca@ladenburg.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.Allen@morganstanley.com
Nomura I Instinet	Daniel Adam	(212) 310-5407	Daniel.Adam@instinet.com
Robert W. Baird	RJ Milligan	(813) 273-8252	Rjmilligan@rwbaird.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Sun Trust Robinson Humphrey	Barry Jonas	(212) 590-0998	Barry.Jonas@suntrust.com
Union Gaming	John DeCree	(702) 691-3213	John.Decree@uniongaming.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.F.Kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.Chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.Patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.Pace@jpmorgan.com

VICI Q4 2019 Supplemental Financial & Operating Data
3

Table of Contents 2019 Highlights 5 Portfolio & Financial Overview 6 Consolidated Balance Sheets 7-8 Consolidated Statements of Operations 9-10 Revenue Breakdown 11-12 Non‐GAAP Financial Measures 13-14 2020 Guidance 15 Capitalization 16 Property Overview 17 Properties Breakdown 18-19 Summary of Current Lease Terms 20-21 Recent Activity 22-23 Right of First Refusal / Put-Call Assets 24 Definitions of Non-GAAP Financial Measures 25 VICI Q4 2019 Supplemental Financial & Operating Data 4

2019 Highlights $4.9 billion +45.2% $2.6 billion 100% Announced $4.9 billion in acquisitions Increased Enterprise Raised total equity Same-store occupancy across Value to $15.5 billion on proceeds of $2.6 billion our properties at 12/31/2019 12/31/2019 compared to by executing the largest 100% $10.7 billion on REIT follow-on offering of nd Announced 100% of gaming net lease 12/31/2018 primary shares and 2 transactions among publicly-traded utilizing our ATM companies in 2019 program Consecutive annual dividend increase, solidifying our policy to raise the dividend annually +17.2% Increased Adjusted EBITDA to $847 million for year ended 12/31/2019 compared to Leverage $600 million $722 million for year ended 12/31/2018 Continued to maintain a solid, Increased liquidity under our credit facilities by upsizing low-levered balance sheet well 2x Tenant Diversification our revolving line of credit to $1.0 billion, an increase of within our targeted Net Debt to $600 million compared to 2018 Doubled our roster of best-in-class gaming EBITDA range of 5.0 – 5.5x operators by adding Hard Rock International, an investment grade entity, and Century Casinos Inc. as tenants 1st $1.55 billion +36.3% Completed our inaugural Refinanced $1.55 billion of CMBS debt in favor of Unsecured Notes issuance, unsecured notes, marking the first step on our path Expanded geographic exposure to 15 MSAs enhancing our balance sheet and toward an investment grade rating compared to 11 MSAs in 2018 staggering our debt maturities VICI Q4 2019 Supplemental Financial & Operating Data 5

VICI

Portfolio & Financial Overview

(amounts in thousands, except per share data and portfolio and property data)

Portfolio Data

Properties[1]	28
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States[1]	12
MSAs[1]	16
Weighted Average Remaining Lease Term, Including Renewal Options (years)[2]	33.0

Property Totals[1]

Total Square Feet (000s)	43,438
Casino Space Sq. Ft. (000s)	1,750
Meeting Space Sq. Ft. (000s)	764
Slot Machines	34,960
Table Games	1,880
Hotel Rooms	15,552
Restaurants	~180
Retail Outlets	~50

Summary Capitalization (see page 16)

Equity Market Capitalization	$11,778,671
Total Debt	$4,848,480
Cash, Cash Equivalents & Short Term Investments	$1,161,367
Enterprise Value	$15,465,784
Net Leverage Ratio[3]	4.4x

Financial Highlights

	Three Months Ended				
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net Income Per Share					
Basic	$0.21	$0.31	$0.37	$0.37	$0.37
Diluted	$0.21	$0.31	$0.37	$0.37	$0.37
Funds From Operations Per Share (FFO)[6]					
Basic	$0.21	$0.31	$0.37	$0.37	$0.37
Diluted	$0.21	$0.31	$0.37	$0.37	$0.37
Adjusted Funds From Operations Per Share (AFFO)[6]					
Basic	$0.38	$0.36	$0.38	$0.37	$0.36
Diluted	$0.37	$0.35	$0.38	$0.37	$0.36
Net Income	$ 98,631	$ 144,435	$ 152,049	$ 150,849	$ 142,541
Adjusted EBITDA[6]	$ 229,681	$ 211,669	$ 206,244	$ 199,019	$ 189,418
Annualized Dividend per Share	$1.19	$1.19	$1.15	$1.15	$1.15
Dividend Yield at Period End	4.7%	5.3%	5.2%	5.3%	6.1%

Tenant MSA Diversity (% of SF)[1]



Las Vegas	29%	Omaha	3%
Philadelphia	19%	Memphis	3%
San Francisco	9%	New Orleans	2%
Dallas	7%	Cleveland	2%
Chicago	6%	Pittsburgh	2%
Louisville	6%	Nashville	1%
Detroit	5%	Cincinnati	1%
Kansas City	3%	St. Louis	1%

Debt Composition[4,5]


Floating Rate
2%
Fixed Rate
98%


Secured
54%
Unsecured
46%

Notes

1. Property statistics include the acquisition of JACK Cleveland/Thistledown, which closed on January 24, 2020.
2. Weighted average remaining lease term, including renewal options, as of December 31, 2019.
3. Net Leverage Ratio is defined as Total Debt less Cash, Cash Equivalents and Short Term Investments divided by LTM Adjusted EBITDA. See "Definitions of Non-GAAP Financial Measures" on page 25 of this presentation for the definition of Adjusted EBITDA.
4. A one percent change in the annual interest rate on the Company's unhedged borrowings would increase or decrease annual cash interest expense by $1.0 million.
5. Subsequent to December 31, 2019, the Company issued $2.5 billion of unsecured notes on February 5, 2020 and redeemed in full its 8.00% Second Lien Notes on February 20, 2020.
6. See "Non-GAAP Financial Measures" on pages 13-14 of this presentation for the reconciliations of these Non-GAAP Financial Measures.

VICI Q4 2019 Supplemental Financial & Operating Data

6

Consolidated Balance Sheets (amounts in thousands, except share and per share data) December 31, 2019 December 31, 2018 Assets Real estate portfolio: Investments in direct financing and sales-type leases, net $ 10,734,245 $ 8,916,047 Investments in operating leases 1,086,658 1,086,658 Land 94,711 95,789 Cash and cash equivalents 1,101,893 577,883 Restricted cash — 20,564 Short-term investments 59,474 520,877 Other assets 188,638 115,550 Total assets $ 13,265,619 $ 11,333,368 Liabilities Debt, net $ 4,791,563 $ 4,122,264 Accrued interest 20,153 14,184 Deferred financing liability 73,600 73,600 Deferred revenue 70,340 43,605 Dividends payable 137,056 116,287 Other liabilities 123,918 62,406 Total liabilities 5,216,630 4,432,346 Stockholders' equity Common stock, $0.01 par value, 700,000,000 shares authorized and 461,004,742 and 404,729,616 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively 4,610 4,047 Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at December 31, 2019 and December 31, 2018 — — Additional paid-in capital 7,817,582 6,648,430 Accumulated other comprehensive loss (65,078) (22,124) Retained earnings 208,069 187,096 Total VICI stockholders' equity 7,965,183 6,817,449 Non-controlling interests 83,806 83,573 Total stockholders' equity 8,048,989 6,901,022 Total liabilities and stockholders' equity $ 13,265,619 $ 11,333,368 VICI Q4 2019 Supplemental Financial & Operating Data 7

Consolidated Balance Sheets – Quarterly

(amounts in thousands, except share and per share data)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Assets				
Real estate portfolio:				
Investments in direct financing and sales-type leases, net	$ 10,734,245	$ 10,455,900	$ 9,897,031	$ 9,186,144
Investments in operating leases	1,086,658	1,086,658	1,086,658	1,086,658
Land	94,711	94,711	94,711	94,711
Cash and cash equivalents	1,101,893	431,423	1,205,335	598,276
Restricted cash	—	32,087	28,217	24,366
Short-term investments	59,474	342,767	97,586	356,878
Other assets	188,638	137,920	112,508	101,638
Total assets	**$ 13,265,619**	**$ 12,581,466**	**$ 12,522,046**	**$ 11,448,671**
Liabilities				
Debt, net	$ 4,791,563	$ 4,125,473	$ 4,124,448	$ 4,123,350
Accrued interest	20,153	23,945	13,965	24,702
Deferred financing liability	73,600	73,600	73,600	73,600
Deferred revenue	70,340	250	5	355
Dividends payable	137,056	137,048	132,441	118,056
Other liabilities	123,918	147,081	105,164	62,720
Total liabilities	**5,216,630**	**4,507,397**	**4,449,623**	**4,402,783**
Stockholders' equity				
Common stock	4,610	4,610	4,610	4,110
Preferred stock	—	—	—	—
Additional paid-in capital	7,817,582	7,816,233	7,814,829	6,777,683
Accumulated other comprehensive loss	(65,078)	(77,116)	(70,003)	(39,315)
Retained earnings	208,069	246,587	239,301	219,791
Total VICI stockholders' equity	7,965,183	7,990,314	7,988,737	6,962,269
Non-controlling interests	83,806	83,755	83,686	83,619
Total stockholders' equity	8,048,989	8,074,069	8,072,423	7,045,888
Total liabilities and stockholders' equity	**$ 13,265,619**	**$ 12,581,466**	**$ 12,522,046**	**$ 11,448,671**

VICI Q4 2019 Supplemental Financial & Operating Data

8

Consolidated Statements of Operations

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Revenues				
Income from direct financing and sales-type leases	$ 218,905	$ 187,271	$ 822,205	$ 741,564
Income from operating leases	10,913	11,345	43,653	47,972
Tenant reimbursement of property taxes[1]	—	19,918	—	81,240
Golf operations	7,719	7,505	28,940	27,201
Revenues	237,537	226,039	894,798	897,977
Operating expenses				
General and administrative	5,109	4,283	24,569	24,429
Depreciation	883	929	3,831	3,686
Property taxes[1]	—	20,212	—	81,810
Golf operations	4,538	4,540	18,901	17,371
Loss on impairment	—	—	—	12,334
Transaction and acquisition expenses	249	393	4,998	393
Total operating expenses	10,779	30,357	52,299	140,023
Operating income	226,758	195,682	842,499	757,954
Interest expense	(71,448)	(54,297)	(248,384)	(212,663)
Interest income	4,153	3,803	20,014	11,307
Loss from extinguishment of debt	(58,143)	—	(58,143)	(23,040)
Income before income taxes	101,320	145,188	555,986	533,558
Income tax expense	(607)	(557)	(1,705)	(1,441)
Net income	100,713	144,631	554,281	532,117
Less: Net income attributable to non-controlling interest	(2,082)	(2,090)	(8,317)	(8,498)
Net income attributable to common stockholders	$ 98,631	$ 142,541	$ 545,964	$ 523,619
Net income per common share				
Basic	$ 0.21	$ 0.37	$ 1.25	$ 1.43
Diluted	$ 0.21	$ 0.37	$ 1.24	$ 1.43
Weighted average number of common shares outstanding				
Basic	460,689,199	385,720,716	435,071,096	367,226,395
Diluted	472,642,363	385,847,082	439,152,946	367,316,901

Notes

1. Upon the adoption of ASC 842 on January 1, 2019, we ceased recording tenant reimbursement of property taxes as these taxes are paid directly by our tenants to the applicable government entity.

VICI Q4 2019 Supplemental Financial & Operating Data

9

Consolidated Statements of Operations – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenues				
Income from direct financing and sales-type leases	$ 218,905	$ 206,001	$ 201,549	$ 195,750
Income from operating leases	10,913	10,913	10,914	10,913
Tenant reimbursement of property taxes[1]	—	—	—	—
Golf operations	7,719	5,599	8,283	7,339
Revenues	237,537	222,513	220,746	214,002
Operating expenses				
General and administrative	5,109	6,717	6,518	6,225
Depreciation	883	1,000	1,018	930
Property taxes[1]	—	—	—	—
Golf operations	4,538	5,423	4,848	4,092
Transaction and acquisition expenses	249	993	2,867	889
Total operating expenses	10,779	14,133	15,251	12,136
Operating income	226,758	208,380	205,495	201,866
Interest expense	(71,448)	(68,531)	(54,819)	(53,586)
Interest income	4,153	6,690	4,004	5,167
Loss from extinguishment of debt	(58,143)	—	—	—
Income before income taxes	101,320	146,539	154,680	153,447
Income tax expense	(607)	(24)	(553)	(521)
Net income	100,713	146,515	154,127	152,926
Less: Net income attributable to non-controlling interest	(2,082)	(2,080)	(2,078)	(2,077)
Net income attributable to common stockholders	$ 98,631	$ 144,435	$ 152,049	$ 150,849
Net income per common share				
Basic	$ 0.21	$ 0.31	$ 0.37	$ 0.37
Diluted	$ 0.21	$ 0.31	$ 0.37	$ 0.37
Weighted average number of common shares outstanding				
Basic	460,689,199	460,666,295	412,309,577	405,733,656
Diluted	472,642,363	465,771,668	412,821,400	406,035,025

Notes

1. Upon the adoption of ASC 842 on January 1, 2019, we ceased recording tenant reimbursement of property taxes as these taxes are paid directly by our tenants to the applicable government entity.

VICI Q4 2019 Supplemental Financial & Operating Data

10

Revenue Breakdown

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Year Ended December 31, 2018
Contractual leasing revenues (cash rent)				
Caesars Palace Las Vegas	$ 40,741	$ 39,383	$ 161,269	$ 134,315
Caesars Palace Las Vegas, classified as operating lease revenue	10,913	11,345	43,653	47,972
Non-CPLV & Joliet[1]	126,507	119,752	502,272	474,445
Harrah's Las Vegas	22,068	21,850	88,274	87,400
Margaritaville Bossier City	5,800	—	23,138	—
Greektown	13,889	—	33,751	—
Hard Rock Cincinnati	10,687	—	11,993	—
Century Portfolio	1,747	—	1,747	—
Total contractual leasing revenues (cash rent)	$ 232,352	$ 192,330	$ 866,097	$ 744,132
Direct financing and sales-type lease adjustment (non-cash)[2]				
Caesars Palace Las Vegas	$ (2,337)	$ 479	$ (7,512)	$ 16,251
Non-CPLV & Joliet[1]	3,805	5,788	18,211	29,079
Harrah's Las Vegas	(214)	19	(832)	74
Margaritaville Bossier City	(1,098)	—	(4,210)	—
Greektown	(2,452)	—	(5,658)	—
Hard Rock Cincinnati	(238)	—	(238)	—
Century Portfolio	—	—	—	—
Total direct financing and sales-type lease adjustment (non-cash)	$ (2,534)	$ 6,286	$ (239)	$ 45,404
Total leasing revenue (GAAP)	$ 229,818	$ 198,616	$ 865,858	$ 789,536
Tenant reimbursement of property taxes[3]	—	19,918	—	81,240
Golf operations	7,719	7,505	28,940	27,201
Total revenues (GAAP)	$ 237,537	$ 226,039	$ 894,798	$ 897,977
Total contractual leasing revenues (cash rent)	232,352	192,330	866,097	744,132
Golf operations	7,719	7,505	28,940	27,201
Total cash revenue	$ 240,071	$ 199,835	$ 895,037	$ 771,333

Notes

1. Includes 100% of revenues. A JV partner owns a 20% non-controlling interest in Harrah's Joliet.
2. Amounts represent the non-cash adjustment to income from direct financing and sales-type leases in order to recognize income on an effective interest basis at a constant rate of return over the term of the leases.
3. Upon the adoption of ASC 842 on January 1, 2019, we ceased recording tenant reimbursement of property taxes as these taxes are paid directly by our tenants to the applicable government entity.

VICI Q4 2019 Supplemental Financial & Operating Data

11

Revenue Breakdown – Quarterly

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended			
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Contractual leasing revenues (cash rent)				
Caesars Palace Las Vegas	$ 40,741	$ 40,176	$ 40,176	$ 40,176
Caesars Palace Las Vegas, classified as operating lease revenue	10,913	10,913	10,914	10,913
Non-CPLV & Joliet [1]	126,507	125,255	125,255	125,255
Harrah's Las Vegas	22,068	22,069	22,068	22,069
Margaritaville Bossier City	5,800	5,800	5,800	5,738
Greektown	13,889	13,889	5,973	—
Hard Rock Cincinnati	10,687	1,306	—	—
Century Portfolio	1,747	—	—	—
Total contractual leasing revenues (cash rent)	$ 232,352	$ 219,408	$ 210,186	$ 204,151
Direct financing and sales-type lease adjustment (non-cash) [2]				
Caesars Palace Las Vegas	$ (2,337)	$ (1,747)	$ (1,725)	$ (1,703)
Non-CPLV & Joliet [1]	3,805	4,935	4,800	4,671
Harrah's Las Vegas	(214)	(210)	(206)	(202)
Margaritaville Bossier City	(1,098)	(2,536)	(322)	(254)
Greektown	(2,452)	(2,936)	(270)	—
Hard Rock Cincinnati	(238)	—	—	—
Century Portfolio	—	—	—	—
Total direct financing and sales-type lease adjustment (non-cash)	$ (2,534)	$ (2,494)	$ 2,277	$ 2,512
Total leasing revenue (GAAP)	$ 229,818	$ 216,914	$ 212,463	$ 206,663
Golf operations	7,719	5,599	8,283	7,339
Total revenues (GAAP)	$ 237,537	$ 222,513	$ 220,746	$ 214,002
Total contractual leasing revenues (cash rent)	232,352	219,408	210,186	204,151
Golf operations	7,719	5,599	8,283	7,339
Total cash revenue	$ 240,071	$ 225,007	$ 218,469	$ 211,490

Notes

1. Includes 100% of revenues. A JV partner owns a 20% non-controlling interest in Harrah's Joliet.
2. Amounts represent the non-cash adjustment to income from direct financing and sales-type leases in order to recognize income on an effective interest basis at a constant rate of return over the term of the leases.

VICI Q4 2019 Supplemental Financial & Operating Data

12

Non‐GAAP Financial Measures (amounts in thousands, except share and per share data) Three Months Ended December 31, Year Ended December 31, 2019 2018 2019 2018 Net income attributable to common stockholders $ 98,631 $ 142,541 $ 545,964 $ 523,619 Real estate depreciation — — — — Funds From Operations (FFO)1 98,631 142,541 545,964 523,619 Direct financing and sales-type lease adjustments attributable to common stockholders 2,585 (6,199) 492 (44,852) Transaction and acquisition expenses 249 393 4,998 393 Non-cash stock-based compensation 1,402 860 5,223 2,342 Amortization of debt issuance costs and original issue discount 14,854 1,498 33,034 5,976 Other depreciation 875 928 3,815 3,679 Capital expenditures (106) (156) (2,097) (899) Loss on impairment — — — 12,334 Loss on extinguishment of debt 58,143 — 58,143 23,040 Adjusted Funds From Operations (AFFO)1 176,633 139,865 649,572 525,632 Interest expense, net 52,441 48,996 195,336 195,380 Income tax expense 607 557 1,705 1,441 Adjusted EBITDA1 $ 229,681 $ 189,418 $ 846,613 $ 722,453 Net income per common share Basic $ 0.21 $ 0.37 $ 1.25 $ 1.43 Diluted $ 0.21 $ 0.37 $ 1.24 $ 1.43 FFO per common share Basic $ 0.21 $ 0.37 $ 1.25 $ 1.43 Diluted $ 0.21 $ 0.37 $ 1.24 $ 1.43 AFFO per common share Basic $ 0.38 $ 0.36 $ 1.49 $ 1.43 Diluted $ 0.37 $ 0.36 $ 1.48 $ 1.43 Weighted average number of common shares outstanding Basic 460,689,199 385,720,716 435,071,096 367,226,395 Diluted 472,642,363 385,847,082 439,152,946 367,316,901 Notes 1. See definitions of Non-GAAP Financial Measures on page 25 of this presentation. VICI Q4 2019 Supplemental Financial & Operating Data 13

Non‐GAAP Financial Measures – Quarterly (amounts in thousands, except share and per share data) Three Months Ended December 31, 2019 September 30, 2019 June 30, 2019 March 31, 2019 Net income attributable to common stockholders $ 98,631 $ 144,435 $ 152,049 $ 150,849 Real estate depreciation — — — — Funds From Operations (FFO)1 98,631 144,435 152,049 150,849 Direct financing and sales-type lease adjustments attributable to common stockholders 2,585 2,563 (2,210) (2,446) Transaction and acquisition expenses 249 993 2,867 889 Non-cash stock-based compensation 1,402 1,404 1,366 1,051 Amortization of debt issuance costs and original issue discount 14,854 14,816 1,899 1,465 Other depreciation 875 997 1,016 927 Capital expenditures (106) (588) (212) (1,191) Loss on extinguishment of debt 58,143 — — — Adjusted Funds From Operations (AFFO)1 176,633 164,620 156,775 151,544 Interest expense, net 52,441 47,025 48,916 46,954 Income tax expense 607 24 553 521 Adjusted EBITDA1 $ 229,681 $ 211,669 $ 206,244 $ 199,019 Net income per common share Basic $ 0.21 $ 0.31 $ 0.37 $ 0.37 Diluted $ 0.21 $ 0.31 $ 0.37 $ 0.37 FFO per common share Basic $ 0.21 $ 0.31 $ 0.37 $ 0.37 Diluted $ 0.21 $ 0.31 $ 0.37 $ 0.37 AFFO per common share Basic $ 0.38 $ 0.36 $ 0.38 $ 0.37 Diluted $ 0.37 $ 0.35 $ 0.38 $ 0.37 Weighted average number of common shares outstanding Basic 460,689,199 460,666,295 412,309,577 405,733,656 Diluted 472,642,363 465,771,668 412,821,400 406,035,025 Notes 1. See definitions of Non-GAAP Financial Measures on page 25 of this presentation. VICI Q4 2019 Supplemental Financial & Operating Data 14

2020 Guidance The Company is providing estimated net income, FFO and AFFO guidance for the full year 2020. The Company estimates that net income attributable to common stockholders for the year ending December 31, 2020 will be between $631.0 million and $653.0 million, or between $1.30 and $1.35 per diluted share, which does not include any pending acquisitions. The Company estimates AFFO for the year ending December 31, 2020 will be between $728.0 million and $748.0 million, or between $1.50 and $1.54 per diluted share, which does not include any pending acquisitions. These per share estimates reflect the dilutive impact of the additional 50,000,000 shares of common stock issued on June 28, 2019, as well as an estimate of the additional shares from the unsettled forward sale agreements that are required to be included in the dilutive earnings per share calculation under the treasury stock method. These estimates do not include the impact on operating results from currently pending transactions (including the Eldorado Transaction in which we will collect $253 million of annual rent), the sale of common shares subject to the forward sale agreements entered into with the forward purchasers in June 2019 or possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. Guidance does not include charges related to the new accounting pronouncement, ASU No. 2016-13 - Financial Instruments-Credit Losses (Topic 326), which is effective for us beginning in the first quarter of 2020 and which will require us to record a non-cash credit allowance for our investments in direct financing and sales-type leases. 2020 Aggregate Guidance: Net Income, FFO & AFFO ($ in millions) For the Year Ending December 31, 2020: Low High Estimated net income attributable to common stockholders $ 631.0 $ 653.0 Estimated real estate depreciation — — Estimated Funds From Operations (FFO) $ 631.0 $ 653.0 Estimated direct financing and sales-type lease adjustments 18.0 18.0 Estimated transaction and acquisition expenses, non-cash stock-based compensation, amortization of debt issuance costs and OID, other non-cash interest expense, non-real estate depreciation, capital expenditures, impairment 79.0 77.0 charges and gains or losses on debt extinguishments Estimated Adjusted Funds From Operations (AFFO) $ 728.0 $ 748.0 2020 Per Share Guidance: Net Income, FFO & AFFO For the Year Ending December 31, 2020: Low High Estimated net income attributable to common stockholders per diluted share $ 1.30 $ 1.35 Estimated real estate depreciation per diluted share — — Estimated Funds From Operations (FFO) per diluted share $ 1.30 $ 1.35 Estimated direct financing and sales-type lease adjustments per diluted share 0.04 0.04 Estimated transaction and acquisition expenses, non-cash stock-based compensation, amortization of debt issuance costs and OID, other non-cash interest expense, non-real estate depreciation, capital expenditures, impairment 0.16 0.16 charges and gains or losses on debt extinguishments, per diluted share Estimated Adjusted Funds From Operations (AFFO) per diluted share $ 1.50 $ 1.54 Estimated Weighted Average Share Count at Year End (in millions) 484.3 484.3 The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this supplement. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. VICI Q4 2019 Supplemental Financial & Operating Data 15

VICI

Capitalization[1]

($ amounts in thousands, except share and per share data)

Debt	Maturity Date	Interest Rate	Interest Frequency	Credit Rating Moody's/S&P/Fitch	Balance as of December 31, 2019	% of Total Debt	Prepayment Option	Years to Maturity
VICI PropCo Senior Secured Credit Facilities								
Revolving Credit Facility	5/15/2024	L+2.00%	Monthly[3]		-	0%	-	4.4 years
Term Loan B Facility	12/22/2024[2]	L+2.00%[4]	Monthly	Ba2 / BBB- / BBB-	2,100,000	43%	Par	5.0 years
Second Lien Notes	10/15/2023	8.00%	Semi-Annually	Ba3 / BBB- / BB+	498,480	10%	NC 3[5]	3.8 years
Senior Unsecured Notes Due 2026	12/1/2026	4.25%	Semi-Annually	Ba3 / BB / BB	1,250,000	26%	NC 3	6.9 years
Senior Unsecured Notes Due 2029	12/1/2029	4.63%	Semi-Annually	Ba3 / BB / BB	1,000,000	21%	NC 5	9.9 years
Total Debt		**4.90%[6]**			**$4,848,480**	**100%**		**6.4 years**

	Balance	%
Fixed Rate	$4,748,480	98%
Variable Rate	$100,000	2%

Equity	
Shares Outstanding as of 12/31/2019	461,004,742
Share Price as of 12/31/2019	$25.55
Equity Market Capitalization	**$11,778,671**

Enterprise Value	
Total Debt plus Equity Market Capitalization	$16,627,151
Less: Cash, Cash Equivalents & Short Term Investments	1,161,367
Total Enterprise Value	**$15,465,784**

Total Liquidity	
Revolving Credit Facility Capacity	$1,000,000
Cash, Cash Equivalents & Short Term Investments	1,161,367
Total Liquidity	**$2,161,367**

Notes

1. As of December 31, 2019. Subsequent to December 31, 2019, the Company repriced its Term Loan B Facility to L+1.75% on January 24, 2020, issued $2.5 billion of unsecured notes on February 5, 2020 and redeemed in full its 8.00% Second Lien Notes on February 20, 2020. Please see page 23 for additional details.
2. The Term Loan B Facility requires scheduled quarterly payments in amounts equal to 0.25% of the original principal amount adjusted for prepayments permitted pursuant to the Credit Agreement dated December 22, 2017 (the "Credit Agreement"). The Term Loan B Facility will mature on December 22, 2024 or the date that is three months prior to the maturity of the Second Lien Notes, whichever is earlier (or if the maturity is extended pursuant to the terms of the Credit Agreement, such extended maturity date as determined pursuant thereto).
3. Commitment fees (0.375%-0.500% depending on leverage) on the undrawn portion of the Revolving Credit Facility are paid quarterly.
4. On April 24, 2018, VICI swapped $1.5 billion of variable rate debt at a fixed rate of 2.8297%. The interest rate swap agreements each have an effective date of May 22, 2018 and a termination date of April 22, 2023. On January 3, 2019, VICI swapped $500 million of variable rate debt at a blended rate of 2.38%. The interest rate swap agreements each have an effective date of January 22, 2019 and a termination date of January 22, 2021. Subsequent to December 31, 2019, on January 24, 2020, the Company repriced its Term Loan B Facility to L+1.75%.
5. Callable at 104% after 3 years (October 2020), and at par after 4 years post issuance, plus any accrued and unpaid interest to the redemption date. Subsequent to December 31, 2019, on February 20, 2020, the Company redeemed in full its 8.00% Second Lien Notes.
6. Based on one month LIBOR of 1.76% as of December 31, 2019. Includes impact of interest rate swaps.

VICI Q4 2019 Supplemental Financial & Operating Data

16

Property Overview

VICI

Caesars Palace Las Vegas


Caesars

Hard Rock Cincinnati


Hard Rock

JACK Cleveland


JACK Entertainment


Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
Joliet / Hammond
Detroit
Cleveland
Philadelphia
Atlantic City
Cincinnati
Louisville
North Kansas City
Metropolis
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans

- ★ CURRENT PORTFOLIO
- ★ PENDING ACQUISITIONS
- ★ PENDING DISPOSITION[1]
- ★ OWNED GOLF COURSES
  - Cascata, Boulder City, NV
  - Rio Secco, Henderson, NV
  - Grand Bear, Saucier, MS
  - Chariot Run, Laconia, IN

★ DESIGNATED PUT-CALL PROPERTIES[2]
- Indiana Grand, Centaur
- Hoosier Park, Centaur
- Caesars Forum Convention Center

★ DESIGNATED ROFR PROPERTIES[3]
- Bally's Las Vegas
- Flamingo Las Vegas
- Paris Las Vegas
- Planet Hollywood
- The LINQ
- Horseshoe Baltimore

VICI Continues to Diversify its Rent Base

VICI At Formation


% LV Rent
26%
74%
% Regional Rent

VICI Post Pending Transactions[4]


% LV Rent
31%
69%
% Regional Rent

Harrah's Lake Tahoe


Caesars

Century Casino Cape Girardeau


Century Casinos

Greektown Casino-Hotel


Penn National Gaming

Note: Transactions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction and the pending disposition are also subject to the consummation of the merger of Eldorado with and into Caesars (the "Eldorado/Caesars Combination"). We can provide no assurances that the pending transactions and/or the Eldorado/Caesars Combination will be consummated on the terms or time frames contemplated, or at all.

1. On December 31, 2019, VICI and Caesars jointly entered into a definitive agreement to sell the Harrah's Reno asset for $50 million to a third party. The proceeds of the transaction shall be split 75% to VICI and 25% to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition.
2. The put/call option on Harrah's Hoosier Park and Indiana Grand Racing & Casino (13.0x call/12.5x put) can be exercised between January 1, 2022 and December 31, 2024. The put/call option on these properties will be effective after the closing of the Eldorado/Caesars Combination. The put option on the Caesars Forum Convention Center can be exercised between January 1, 2024 and December 31, 2024 at 13.0x. The call option on the Caesars Forum Convention Center can be exercised between January 1, 2027 and December 31, 2027 at 13.0x.
3. In respect to the ROFR assets in Las Vegas, the first will be selected from: Flamingo Las Vegas, Bally's Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second to be one of the previous four plus the LINQ Hotel & Casino. Combined Eldorado/Caesars will not have a contractual obligation to sell the properties subject to the ROFRs and will make independent financial decisions regarding whether to trigger the ROFRs. The ROFRs on these properties will be effective after the closing of the Eldorado/Caesars Combination.
4. Reflects rent acquired from pending acquisitions of the MTA Properties and the pending CPLV and Non-CPLV Lease Modifications.

VICI Q4 2019 Supplemental Financial & Operating Data

17

Properties Breakdown

VICI

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Chicago	Horseshoe Hammond	Hammond, IN	1,716	108	--	2,220	150	--
	Harrah's Joliet	Joliet, IL	1,011	39	6	1,090	40	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	450	100	33	1,800	100	--
Cleveland	JACK Cleveland[1]	Cleveland, OH	294	96	--	1,330	120	--
	JACK Thistledown Racino[1]	North Randall, OH	610	57	--	1,480	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,170	70	610
	Harrah's Louisiana Downs	Bossier City, LA	1,118	12	29	830	--	--
	Margaritaville Bossier City	Bossier City, LA	375	27	--	1,220	50	395
Detroit	Greektown Casino	Detroit, MI	2,199	100	14	2,705	75	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	1,300	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,440	160	3,970
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,220	90	2,540
Louisville	Caesars Southern Indiana	Elizabeth, IN	2,510	87	24	1,580	100	500
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	1,010	100	510
	Tunica Roadhouse[2]	Robinsonville, MS	225	--	19	--	--	140
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	840	30	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31	--	770	30	500
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	21	6	550	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	60	--	1,380	70	--
Pittsburgh	Mountaineer Casino	New Cumberland, WV	894	76	70	1,485	35	357

Notes

1. On January 24, 2020, the Company completed the previously announced transaction to acquire JACK Cleveland Casino and JACK Thistledown Racino.
2. In January of 2019, Caesars combined the gaming operations of Tunica Roadhouse and Horseshoe Tunica.

VICI Q4 2019 Supplemental Financial & Operating Data

18

VICI

Properties Breakdown (Continued)

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Philadelphia	Caesars Atlantic City	Atlantic City, NJ	3,632	116	29	1,890	130	1,140
	Bally's Atlantic City	Atlantic City, NJ	2,547	127	64	1,800	160	1,210
	Harrah's Philadelphia	Chester, PA	2,000	113	12	2,450	110	--
San Francisco / Sacramento	Harvey's Lake Tahoe	Lake Tahoe, NV	1,670	44	19	670	50	740
	Harrah's Reno[1]	Reno, NV	1,371	40	22	610	30	930
	Harrah's Lake Tahoe	Stateline, NV	1,057	45	18	760	70	510
St. Louis	Century Casino Cape Girardeau	Cape Girardeau, MO	167	42	8	860	20	--
	Century Casino Caruthersville	Caruthersville, MO	90	21	12	500	10	--
Total VICI Properties								
16 MSAs	**28 Properties**	**12 States**	**43,438**	**1,750**	**764**	**34,960**	**1,880**	**15,552**
Golf Courses	Cascata Golf Course	Boulder City, NV	37	--	--	--	--	--
	Rio Secco Golf Course	Henderson, NV	30	--	--	--	--	--
	Grand Bear Golf Course	Saucier, MS	5	--	--	--	--	--
	Chariot Run Golf Course	Laconia, IN	5	--	--	--	--	--

Notes

1. On December 31, 2019, VICI and Caesars jointly entered into a definitive agreement to sell the Harrah's Reno asset for $50 million to a third party. The proceeds of the transaction shall be split 75% to VICI and 25% to Caesars, while the annual rent payments under the Non-CPLV lease will remain unchanged following completion of the disposition.

VICI Q4 2019 Supplemental Financial & Operating Data

19

VICI

Summary of Current Lease Terms

	Non-CPLV & Joliet (2 Leases)[1,2]	Regional Master Lease & Joliet Lease[3]	Caesars Palace Las Vegas[2]	Harrah's Las Vegas[2]	Las Vegas Master Lease[3]
Properties Subject to Lease	18 Non-CPLV Properties & Harrah's Joliet	18 Non-CPLV Properties, Harrah's Joliet, MTA Properties	CPLV	HLV	CPLV and HLV
Current Cash Rent	$508.5 Million	$662.5 Million	$207.7 Million	$89.2 Million	$395.4 Million
Current Lease Year	Nov. 1, 2019 – Oct. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020	Jan. 1, 2020 – Dec. 31, 2020	Nov. 1, 2019 – Oct. 31, 2020
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter	1.5% in years 2-5 >2% / change in CPI thereafter	>2% / change in CPI beginning in year 2	1% per year for years 2 – 5 and >2% / change in CPI thereafter	>2% / change in CPI
EBITDAR Coverage Floor[4]	1.2x beginning in year 8	None	1.7x beginning in year 8	1.6x beginning in year 6	None
Rent Adjustment[5]	Year 8: 70% Base / 30% Variable Year 11: 80% Base / 20% Variable	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable
Variable Rent Adjustment Mechanic[5]	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of revenue increase/decrease Year 8: Year 7 less year 0 Year 11: Year 10 less year 7	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10
Term	15-year initial term with four 5-year renewal options	Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination	15-year initial term with four 5-year renewal options		Initial term extended to expire 15-years following closing of the Eldorado/Caesars Combination
Guarantee	Caesars	Combined Eldorado/Caesars	Caesars	Caesars Resorts Collection	Combined Eldorado/Caesars
Capex	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV, $255mm allocated to Non-CPLV and $11mm allocated by the tenant)	Existing capex requirements to be increased in proportion to the overall increase in tenant's net revenue arising from the new properties (measured prior to closing)	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV, $255mm allocated to Non-CPLV and $11mm allocated by the tenant)	$171 Million between 2017 and 2021; Capex at 1% of net revenue thereafter	$350mm required over rolling 3-year period at $100mm minimum per year ($84mm allocated to CPLV); $171 Million between 2017 and 2021; Capex at 1% of net revenue thereafter

Note: Acquisitions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction is also subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all.

1. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Cash Rent is $500.4 million.
2. The information in this column does not reflect the modifications to the Caesars Lease Agreements contemplated in connection with the closing of the Eldorado Transaction.
3. Regional Master Lease reflects $154 million of rent from the pending acquisition of the MTA Properties; Las Vegas Master Lease reflects $98.5 million of incremental rent from CPLV and HLV lease modifications, resulting from the Eldorado Transaction.
4. In the event that the EBITDAR to Rent Ratio coverage is below the stated floor, the escalator of the respective Caesars Lease Agreements will be reduced to such amount to achieve the stated EBITDAR to Rent Ratio coverage, provided that the amount shall never result in a decrease to the prior year's rent. The EBITDAR to Rent Ratio floor is conditioned upon obtaining a favorable private letter ruling from the Internal Revenue Service. The coverage floors, which coverage floors serve to reduce the rent escalators under the Caesars Lease Agreements in the event that the EBITDAR to Rent Ratio coverage is below the stated floor, will be removed upon execution of the amendments to the Caesars Lease Agreements in connection with the closing of the Eldorado Transaction.
5. Rent adjustments in the pro forma Regional Master Lease & Joliet Lease and pro forma Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.

VICI Q4 2019 Supplemental Financial & Operating Data

20

Summary of Current Lease Terms (Continued)

VICI

	Margaritaville Bossier City	Greektown	Hard Rock Cincinnati	Century Master Lease	JACK Cleveland /Thistledown Master Lease
Current Cash Rent	$23.5 Million	$55.6 Million	$42.8 Million	$25.0 Million	$65.9 Million
Current Lease Year	Feb. 1, 2020 – Jan. 31, 2021	May 23, 2019 – May 31, 2020	Sept. 20, 2019 – Sept. 30, 2020	Dec. 6, 2019 – Dec. 31, 2020	Jan. 24, 2020 – Jan. 31, 2021
Annual Escalator	2% for Building Base Rent ($17.2 Million)	2% for Building Base Rent ($42.8 Million)	1.5% in years 2-4 2.0% / CPI thereafter	1.0% in years 2-3 1.25% / CPI thereafter	1.0% in years 2-3 1.5% in years 4-6 > 1.5% / CPI thereafter
Coverage Floor	Net Revenue to Rent Ratio: 6.1x beginning in year 2	EBITDAR to Rent Ratio: 1.85x beginning in year 2	None[1]	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 4.9x beginning in year 5
Rent Adjustment	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Year 8: 80% Base / 20% Variable	Year 8 & 11: 80% Base / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	4% of the average net revenues for trailing 2-year period less threshold amount	4% of the average net revenues for trailing 2-year period less threshold amount	4% of revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	4% of net revenue increase/decrease Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7
Term	15-year initial term with four 5-year renewal options				
Guarantor	Penn National Gaming	Penn National Gaming	Seminole Hard Rock Entertainment, Inc.	Century Casinos, Inc.	Rock Ohio Ventures LLC
Capex	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenues	Minimum 1% of Net Gaming Revenue on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[2]

Notes
1. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
2. Minimum of $30 million includes amounts spent on gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q4 2019 Supplemental Financial & Operating Data

21

Recently Announced Acquisition Activity

$ in millions

VICI

Pending Transactions								
Property	Announcement Date	Status	Rent	Multiple / Cap Rate	Purchase Price	Tenant	Property Details	Property Images
Harrah's New Orleans[1] (New Orleans, LA)						Combined Eldorado/ Caesars	~125,100 Sq. Ft. of Casino Space 1,460 Slot Machines, 170 Tables 450 Hotel Rooms & Suites	
Harrah's Atlantic City[1] (Atlantic City, NJ)	6/24/2019	Expected Close H1 2020	$154.0	11.8x / 8.4%	$1,823.0[2]	Combined Eldorado/ Caesars	~156,300 Sq. Ft. of Casino Space 2,100 Slot Machines, 170 Tables 2,590 Hotel Rooms & Suites	
Harrah's Laughlin[1] (Laughlin, NV)						Combined Eldorado/ Caesars	~56,000 Sq. Ft. of Casino Space 880 Slot Machines, 30 Tables 1,510 Hotel Rooms & Suites	
CPLV and HLV Lease Modifications[1]	6/24/2019	Expected Close H1 2020	$98.5	14.3x / 7.0%	$1,404.0	Combined Eldorado/ Caesars	Improves quality, security and term of Caesars leases	

Note: Acquisitions pending completion are subject to customary closing conditions and regulatory approvals. The Eldorado Transaction is also subject to the consummation of the Eldorado/Caesars Combination. We can provide no assurances that the pending acquisitions will be consummated on the terms or time frames contemplated, or at all.

1. On June 24, 2019, the Company announced that it will enter into definitive agreements pursuant to which VICI will acquire the land and real estate assets associated with the MTA Properties after which the acquisitions will be pending completion, subject to the closing of the Eldorado/Caesars Combination; subsequently, on September 26, 2019, the Company announced that it had entered into Purchase and Sale Agreements with respect to the MTA Properties.
2. Reflects a purchase price adjustment of $14.0 million related to Harrah's New Orleans.

VICI Q4 2019 Supplemental Financial & Operating Data

22

Recently Completed Acquisition & Capital Markets Activity

VICI

$ in millions

Completed Transactions

Property	Announcement Date	Status	Rent	Multiple / Cap Rate	Purchase Price	Tenant
JACK Cleveland Casino (Cleveland, OH) **JACK Thistledown Racino** (North Randall, OH)	10/28/2019	Closed 1/24/2020	$65.9	12.8x / 7.8%	$843.3	JACK Entertainment
Century Casino Cape Girardeau (Cape Girardeau, MO) **Century Casino Caruthersville** (Caruthersville, MO) **Mountaineer Casino, Racetrack & Resort** (New Cumberland, WV)	6/17/2019	Closed 12/6/2019	$25.0	11.1x / 9.0%	$278.0	Century Casinos
Hard Rock Cincinnati (Cincinnati, OH)	4/5/2019	Closed 9/20/2019	$42.8	13.1x / 7.7%	$558.3	Hard Rock Int'l
Greektown Casino-Hotel (Detroit, MI)	11/14/2018	Closed 5/23/2019	$55.6	12.6x / 7.9%	$700.0	Penn National
Margaritaville Resort Casino (Bossier City, LA)	6/19/2018	Closed 1/2/2019	$23.2	11.3x / 8.9%	$261.1	Penn National

Financing Activities

Debt Capital Markets

Term Loan B - $500 million Swap
- On January 3, 2019, entered into $500 million swap at a blended rate of 2.38%

Upsized Revolving Credit Facility to $1,000 million
- On May 15, 2019, amended facility to increase borrowing capacity by $600 million and to extend the maturity date to May 2024

Inaugural Unsecured Notes Offering of $2,250 million
- On November 26, 2019, issued $1,000 million 7-Year Notes at 4.250% and $1,250 million 10-Year Notes at 4.625% and prepaid the $1,550 million CPLV CMBS debt

Repriced Term Loan B Facility to L + 1.75%
- On January 24, 2020, repriced the Term Loan B Facility from L + 2.00% to L + 1.75%

Unsecured Notes Offering of $2,500 million
- On February 5, 2020, issued $750 million 5-Year Notes at 3.500%, $750 million 7-Year Notes at 3.750% and $1,000 million 10.5-Year Notes at 4.125% and redeemed in full the $498 million Second Lien Secured Notes on February 20, 2020

Equity Capital Markets

Up to $750 million At-the-Market ("ATM") Equity Program
- During Q1 2019, issued 6.1 million shares raising net proceeds of $128 million

$2,473 million Follow-On Equity Offering at $21.50
- On June 28, 2019, issued 50 million shares with the remaining 65 million shares to be issued upon settlement of the forward component of the offering

$200 million Equity Issuance through ATM Equity Program
- During February 2020, issued 7.5 million shares raising net proceeds of $200 million

VICI Q4 2019 Supplemental Financial & Operating Data

23

Right of First Refusal / Put-Call Assets

VICI

On June 24, 2019, the Company announced that it entered into definitive agreements pursuant to which VICI will receive the right for Put/Call agreements on the Centaur Assets, ROFRs on two Las Vegas Strip assets as well as a ROFR on Horseshoe Baltimore upon the closing of the Eldorado/Caesars Combination. The foregoing transactions are subject to the closing of the Eldorado/Caesars Combination, and such transactions and the Eldorado/Caesars Combination are both subject to customary closing conditions and regulatory approvals

	Put / Call Option on Centaur Assets		Two Las Vegas Strip ROFRs					Baltimore ROFR[1]
			First Asset					
			Second Asset					
	Harrah's Hoosier Park	**Indiana Grand**	**Bally's Las Vegas**	**Flamingo Las Vegas**	**Paris Las Vegas**	**Planet Hollywood**	**The LINQ**	**Horseshoe Casino Baltimore**
Location	Anderson, IN	Shelbyville, IN	LV Strip	LV Strip	LV Strip	LV Strip	LV Strip	Baltimore, MD
Casino Space Sq. Ft.	54,000	83,800	68,400	73,000	95,300	64,500	32,900	122,000
# of Tables	--	--	70	110	100	100	50	210
# of Slots	1,710	2,070	920	1,140	950	1,010	800	2,200
# of Rooms	--	--	2,810	3,460	2,920	2,500	2,250	--
Terms	• 13.0x call / 12.5x put option, with both periods commencing on January 1, 2022 and expiring on December 31, 2024		• Two ROFRs on first two Las Vegas Strip assets to be sold by Eldorado/Caesars (whether as a "WholeCo", sale leaseback, or "OpCo/PropCo" sale) – First asset subject to the ROFR can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ					• ROFR on sale leaseback
Benefits	• Highly attractive Indianapolis market • Potential growth from legalization of table games		• Opportunity to expand presence on Las Vegas Strip (current rent exposure including all announced and pending acquisitions of 31%) • ROFR on iconic Las Vegas Strip assets					• Enter high-performing Maryland market with a new property in a desirable urban core location


Harrah's Hoosier Park


Indiana Grand


Bally's Las Vegas


Flamingo Las Vegas


Paris Las Vegas


Planet Hollywood

Notes
1. Subject to any consent required from Caesars' joint venture partners with respect to Horseshoe Baltimore.

VICI Q4 2019 Supplemental Financial & Operating Data

24

Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO direct financing and sales-type lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate and gains (or losses) on debt extinguishment. We calculate Adjusted EBITDA by adding or subtracting from AFFO interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP. VICI Q4 2019 Supplemental Financial & Operating Data 25

Harrah’s N.KC Harrah’s VICI Q4 2019 Supplemental Financial & Operating Data VICI Q4 2018 Supplemental Financial & Operating Data